As filed with the Securities and Exchange Commission on December 19, 2005
Registration No. 333-_____

United States Securities and Exchange Commission
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTUIT INC.
(Exact Name of Issuer as Specified in Its Charter)

Delaware	77-0034661
(State of Incorporation)	(I.R.S. Employer
Identification No.)
2700 Coast Avenue
Mountain View, California 94043
(Address of Principal Executive Offices)
Intuit Inc. 2005 Equity Incentive Plan
(Full title of the Plan)

Laura A. Fennell, Esq.
Intuit Inc.
2700 Coast Avenue
Mountain View, California 94043
(650) 944-6000
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of registration
to be registered	registered	offering price per share	aggregate offering price	fee
Common Stock, $0.01 par value	6,500,000 (1)	$54.385 (2)	$353,502,500 (2)	$37,824.77 (3)

(1)	Represents 6,500,000 additional shares available for awards under the Intuit Inc. 2005 Equity Incentive Plan, as amended by the Registrant’s stockholders on December 16, 2005. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Registrant’s common stock.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices per share of the Registrant’s Common Stock on the Nasdaq Stock Market as of December 12, 2005.

EXPLANATORY NOTE
This Registration Statement relates to the registration of additional securities under the Intuit Inc. 2005 Equity Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8, Commission File No. 333-121170, filed by Intuit Inc. on December 10, 2004 with the Securities and Exchange Commission (the “Commission”) related to this Plan are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS
ITEM 9. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.01
EXHIBIT 10.01
EXHIBIT 23.02

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
     Unless otherwise indicated below as being incorporated by reference to another filing of Intuit Inc. with the Commission, each of the following exhibits is filed herewith:

Filed
		with this	Incorporated By Reference
Exhibit No.	Exhibit Description	Form S-8	Form	File No.	Date Filed
5.01	Opinion of Counsel	X
10.01+	Intuit Inc. 2005 Equity Incentive Plan, as amended through December 16, 2005	X
23.01	Consent of Counsel (included in Exhibit 5.01)	X
23.02	Consent of Independent Registered Public Accounting Firm	X
24.01	Power of Attorney (see page 7)	X

+	Indicates a management contract or compensatory plan or arrangement
ITEM 9. UNDERTAKINGS
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to applicable indemnification provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on December 19, 2005.

INTUIT INC.

By:	/s/ KIRAN M. PATEL

Kiran M. Patel
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY
     By signing this Form S-8 below, I hereby appoint each of Stephen M. Bennett and Kiran M. Patel as my true and lawful attorneys-in-fact and agents, in my name, place and stead, to sign any and all amendments (including post-effective amendments) to this Form S-8 registration statement on my behalf, and to file this Form S-8 registration statement (including all exhibits and other documents related to the Form S-8 registration statement) with the Securities and Exchange Commission. I authorize each of my attorneys-in-fact to (1) appoint a substitute attorney-in-fact for himself and (2) perform any actions that he believes are necessary or appropriate to carry out the intention and purpose of this Power of Attorney. I ratify and confirm all lawful actions taken directly or indirectly by my attorneys-in-fact and by any properly appointed substitute attorneys-in-fact. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Principal Executive Officer:

/s/ STEPHEN M. BENNETT Stephen M. Bennett	Chief Executive Officer, President and Director	December 19, 2005
Principal Financial Officer
/s/ KIRAN M. PATEL Kiran M. Patel	Senior Vice President and Chief Financial Officer	December 19, 2005
Principal Accounting Officer:
/s/ JEFFREY P. HANK Jeffrey P. Hank	Vice President, Corporate Controller	December 19, 2005
Additional Directors:
/s/ CHRISTOPHER W. BRODY Christopher W. Brody	Director	December 19, 2005
/s/ WILLIAM V. CAMPBELL William V. Campbell	Director	December 19, 2005
/s/ SCOTT D. COOK Scott D. Cook	Director	December 19, 2005
/s/ L. JOHN DOERR L. John Doerr	Director	December 19, 2005
/s/ DONNA L. DUBINSKY Donna L. Dubinsky	Director	December 19, 2005
/s/ MICHAEL R. HALLMAN Michael R. Hallman	Director	December 19, 2005
/s/ DENNIS D. POWELL Dennis D. Powell	Director	December 19, 2005
/s/ STRATTON D. SCLAVOS Stratton D. Sclavos	Director	December 19, 2005

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
5.01	Opinion of Counsel

10.01+	Intuit Inc. 2005 Equity Incentive Plan, as amended through December 16, 2005

23.01	Consent of Counsel (included in Exhibit 5.01).

23.02	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (see page 7)

+	Indicates a management contract or compensatory plan or arrangement